SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A)

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
       |_| Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2)
       |_| Preliminary proxy statement
       |X| Definitive proxy statement
       |_| Definitive additional materials
       |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           FLAG FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
       |X| No fee required
       |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)        Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)        Total fee paid:

--------------------------------------------------------------------------------
|_|        Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

--------------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

       (3) Filing Party:

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       (4) Date Filed:

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




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 2002

To the Shareholders of FLAG Financial Corporation:

     The 2002 Annual Meeting of Shareholders of FLAG Financial Corporation (the "Company") will be held at Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia, on Tuesday, May 28, 2002 at 2:00 p.m., for the purposes of:

(1) Electing two directors to serve for the term indicated in the accompanying Proxy Statement;

(2) Ratifying the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

(3) Transacting any other business as properly may come before the Annual Meeting or any adjournments of the meeting.

     The Board of Directors has set April 9, 2002, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

     I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box at the bottom of your proxy card so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible. Returning your proxy will help insure the greatest number of shareholders is present either in person or by proxy. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.


                         By Order of the Board of Directors,



                         /s/Joe Evans
                         ------------------
                         Joseph W. Evans
                         Chairman of the Board and Chief Executive Officer

Stockbridge, Georgia
April 22, 2002


     Please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope. You can spare your company the expense of further proxy solicitation by returning your proxy card promptly.

                           FLAG FINANCIAL CORPORATION


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 2002


                                  INTRODUCTION

Time and Place of the Meeting

     The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2002 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 28, 2002 at 2:00 p.m. local time at Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia and at any adjournment of the meeting.

Record Date and Mailing Date

     The close of business on April 9, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about April 22, 2002.

Number of Shares Outstanding

          As of the close of business on the Record Date, the Company had 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 8,156,045 shares were outstanding. Each outstanding share is entitled to one vote on all matters to be presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

     The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. You should specify your choices with regard to the proposals on the proxy card. If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on your proxy card.

     If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your signed and dated proxy card will be voted FOR each of the proposals described in this Proxy Statement. If any nominee for election to the board of directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

     Returning your proxy does not affect your right to vote in person if you attend the Annual Meeting. You can revoke your proxy at any time before it is voted by delivering to Charles O. Hinely, Secretary of the Company, at Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia 30281, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on one or more other proposals are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     The ratification of our independent accountants and the approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of common stock represented in person or by valid proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Solicitation of Proxies

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors consists of eight members and is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves staggered three-year terms. As a result, the term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class is elected by the shareholders each year at that time.

Nominees

     On February 19, 2002, to fill four vacant director positions, the Board of Directors appointed William H. Anderson, III, Stephen W. Doughty, Joseph W. Evans and J. Thomas Wiley, Jr. as directors. Mr. Evans is a member of Class I of the Board of Directors, and as such will serve for a term expiring at our 2004 Annual Meeting. Mr. Doughty is a member of Class II and will stand for re-election with the other Class II directors at this Annual Meeting. Messrs. Anderson and Wiley are members of Class III and will serve terms expiring at our 2003 Annual Meeting.

     At this Annual Meeting, the terms of the Class II directors listed below will expire. The Board of Directors has nominated each of these Class II directors to stand for re-election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a three-year term that will expire at the 2005 Annual Meeting of Shareholders and upon the election and qualification of their successors. The Class II Director nominees are:

                           Stephen W. Doughty
                           James W. Johnson

     If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Board of Directors may (1) designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (2) allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or (3) by resolution provide for a lesser number of directors.

     The Board of Directors unanimously recommends that shareholders vote FOR the proposal to re-elect each of the director nominees described above.

Information Regarding Nominees and Continuing Directors

     The following table shows information regarding the two nominees to serve as directors, as well as the six incumbent directors whose terms as directors will continue following the Annual Meeting. Each of the directors of the Company are also directors of FLAG Bank, a wholly-owned subsidiary of the Company. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. The ages shown are as of December 31, 2001.

                           Class II Director Nominees
                              Term Expiring in 2005

Name                            Age                                 Business Information

Stephen W. Doughty              50      Mr. Doughty has served as the Company's Executive Vice President and Chief
                                        Risk Management Officer since February 2002.  He served as Chief Financial
                                        Officer and Chief Risk Management Officer of Century South Banks, Inc. from
                                        2000 to January 2002 and as its Executive Vice President and Chief Credit
                                        Officer from 1997 to January 2002.  Mr. Doughty served as Executive Vice
                                        President of Bank Corporation of Georgia from 1989 until its merger into
                                        Century South in 1997.


James W. Johnson                60      Mr. Johnson is owner and President of McCranie Motor and Tractor Company,
                                        Inc., a retail seller of tractors and implement equipment in Unadilla,
                                        Georgia.  Mr. Johnson has served as a director of the Company since 1998 and as a director of FLAG Bank or a predecessor of FLAG Bank since 1985.
                                        He is the former Chairman of the Board of Middle Georgia Bankshares, Inc.
                                        and served as the Chairman of the Board of Citizens Bank from 1999 until
                                        December 2000.  He currently serves as director of Taylor Regional Hospital in Hawkinsville, Georgia and Rock Tenn Corporation in Norcross, Georgia.




                         Continuing Class III Directors
                              Term Expires in 2003

Name                              Age                                Business Information

William H. Anderson, III           64      Mr. Anderson served as Chairman of Century South Banks, Inc. from 1997 to January 2002 and served as Chairman of Bank Corporation of Georgia prior to its 1997 merger into Century South.

H. Speer Burdette, III             49      Mr. Burdette is an owner, director, Vice President and Treasurer of J.K.
                                           Boatwright & Co., P.C., an accounting firm in LaGrange, Georgia.  He has served as a director of the Company since 1994 and as a director of FLAG
                                           Bank or a predecessor of FLAG Bank since 1993.



Name                            Age                                 Business Information


J. Thomas Wiley, Jr.               49      Mr. Wiley has served as the Company's Executive Vice President and Chief
                                           Banking Officer and as President and Chief Executive Officer of FLAG
                                           Bank since February 25, 2002.  From 1999 to January 2002, he served as
                                           Executive Vice President and Chief Banking Officer of Century South
                                           Banks, Inc.  He served as President and Chief Executive Officer of
                                           AmeriBank, N.A., a subsidiary of Century South Banks, Inc., from 1990 to
                                           1999.  Mr. Wiley served in various capacities with Bank Corporation of
                                           Georgia from 1982 to 1990 and with C&S National Bank from 1975 to 1982.


                          Continuing Class I Directors
                              Term Expires in 2004

Name                            Age                                 Business Information

David B. Dunaway                 56     Mr. Dunaway is a partner in the law firm of Adams, Barfield, Dunaway &
                                        Hankinson, LLP in Thomaston, Georgia.  Mr. Dunaway has been a director of the Company and FLAG Bank since December 2000.

Joseph W. Evans                  52     Mr. Evans has served as the Company's Chairman and Chief Executive Officer since February 2002.  From 1997 to January 2002, he served as President and
                                        Chief Executive Officer of Century South Banks, Inc.  He was previously employed by Bank Corporation of Georgia from 1980 to 1997, serving as
                                        President and Chief Executive Officer from 1984 to 1997.

J. Daniel Speight, Jr.           45     Mr. Speight served as Chief Executive Officer and as a director of Middle
                                        Georgia Bankshares, Inc. from 1989 until 1998, when Middle Georgia
                                        Bankshares, Inc. merged with the Company.  Mr. Speight has served as a director of the Company since 1998 and as director of FLAG Bank or a predecessor of FLAG Bank since 1984.  Mr. Speight served as the Company's
                                        President from 1998 to 2000 and as Chief Executive Officer of the Company
                                        and President and Chief Executive Officer of FLAG Bank from 1998 to February
                                        2002.  Since February 2002, Mr. Speight has served as President of the
                                        Company and as Chairman of FLAG Bank.

                                        Mr. Speight also served in various executive positions for Citizens Bank beginning in 1984, including President and Chief Executive Officer, and served as the Chief Executive Officer of First Flag Bank from 1999 until
                                        December 2000, when First Flag Bank and Citizens Bank merged.  Mr. Speight is also a director of Regan Holding Corp. in Petaluma, California.


                               Executive Officers

     The person described below is an Executive Officer of the Company who does not serve on the Board of Directors.

Name                            Age                                 Business Information

Charles O. Hinely               55      Mr. Hinely has served as Executive Vice President and Chief Financial
                                        Officer of the Company and of FLAG Bank since February 2002.  Prior to that, he served as the Company's Executive Vice President and Chief
                                        Operating Officer from 1997 to February 2002.  Mr. Hinely also served as a director of the Company from December 2000 to February 2002 and has served as a director of FLAG Bank since December 2000.  Prior to joining the
                                        Company, Mr. Hinely was employed by The Citizens and Southern National Bank in
                                        Atlanta, Georgia and was President of Bank Management Resources, Inc. in
                                        Atlanta, Georgia and Chairman of Cross Enterprises and Nova Financial,
                                        Inc., consulting firms in Atlanta, Georgia.


Management Stock Ownership

     The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee of the Company, each executive officer named in the Summary Compensation Tables, all current executive officers and directors as a group and each person known to management to own over five percent of the Company's outstanding common stock, based solely on reports on Schedule 13D or 13G filed with the Securities and Exchange Commission as of March 31, 2002. The number of shares beneficially owned has been rounded to the nearest whole number. Information relating to beneficial ownership of Company common stock is based upon "beneficial owner" concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" or "investment power" over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                         Amount and
                                                  Nature of Beneficial                             Percent
              Name                                       Ownership                               of Total (%)
              ----                                       ---------                               ------------

(a)      Directors and Named
         Executive Officers

         William H. Anderson, III                    305,000         (1)                          3.7
         H. Speer Burdette, III                       41,022         (2)                            *
         Patti S. Davis                              214,725         (3)                          2.6
         Stephen W. Doughty                          300,000         (4)                          3.6
         David B. Dunaway                             66,997         (5)                            *
         Joseph E. Evans                             312,000         (6)                          3.8
         Charles O. Hinely                           122,162         (7)                          1.5

                                                         Amount and
                                                  Nature of Beneficial                             Percent
              Name                                       Ownership                               of Total (%)
              ----                                       ---------                               ------------

         John S. Holle                               163,054         (8)                          2.0
         James W. Johnson                            170,460         (9)                          2.1
         Preston Martin                              334,040         (10)                         4.1
         J. Daniel Speight, Jr.                      381,844         (11)                         4.6
         J. Thomas Wiley, Jr.                        300,000         (12)                         3.6


         5% Shareholders

         Jeffrey L. Gendell                          445,000         (13)                         5.5

(b)      All Directors and Current Executive
         Officers as a group
         (9 persons)                               1,999,485         (14)                        22.1

_____________________

*        Represents less than one percent.

(1) Consists of (a) 150,000 shares held by Southern Insurance Company, a controlled business entity,(b) 5,000 shares subject to options exercisable within 60 days and (c) 150,000 shares subject to exercisable warrants.

(2) Consists of (a) 6,298 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (b) 34,724 shares subject to options exercisable within 60 days.

(3) Consists of (a) 126,890 shares held by Ms. Davis, (b) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis, (c) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared, (d) 10,280 shares issued pursuant to the Company's 401(k) Plan, (e) 41,626 shares subject to options exercisable within 60 days, and (f) 24,000 shares subject to exercisable warrants.

(4) Consists of (a) 150,000 shares held by Mr. Doughty and (b) 150,000 shares subject to exercisable warrants.

(5) Consists of (a) 29,912 shares held by Mr. Dunaway, (b) 20,439 shares held by Mr. Dunaway's spouse, as to beneficial ownership is shared, (c) 4,146 shares held by Mr. Dunaway as custodian for D. Bruce Dunaway, and (d) 12,500 shares subject to options exercisable within 60 days.

(6) Consists of (a) 162,000 shares held by Mr. Evans and (b) 150,000 shares subject to exercisable warrants.

(7) Consists of (a) 24,214 shares held by Mr. Hinely, (b) 691 shares held in an Individual Retirement Account for the benefit of Mr. Hinely, (c) 1,832 shares held by Mr. Hinely's spouse, as to which beneficial ownership is shared, (d) 678 shares held by Mr. Hinely's spouse as custodian for Rebecca
     E. Hinely, (e) 4,813 shares issued pursuant to the Company's 401(k) Plan,
     (f) 41,934 shares subject to options exercisable within 60 days, and (g) 48,000 shares subject to exercisable warrants.

(8) Consists of (a) 21,339 shares held by Mr. Holle, (b) 30,079 shares issued pursuant to the Company's 401(k) Plan, (c)105,636 shares subject to options exercisable within 60 days, and (d) 6,000 shares subject to exercisable warrants.

(9) Consists of (a) 64,377 shares held by Mr. Johnson, (b) 2,716 shares held by Mr. Johnson's spouse, as to which beneficial ownership is shared, (c) 84,010 held by McCranie Companies, Inc. Profit Sharing Plan for the benefit of Mr. Johnson, (d) 13,357 shares subject to options exercisable within 60 days, and (e) 6,000 shares subject to exercisable warrants.

(10) Consists of (a) 293,000 shares held by Mr. Martin, (b) 11,009 shares issued pursuant to the Company's 401(k) Plan, (c) 18,031 shares subject to options exercisable within 60 days, and (d) 12,000 shares subject to exercisable warrants.

(11) Consists of (a) 180,000 shares held by Mr. Speight, (b) 5,000 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (c) 3,500 shares held by Mr. Speight as trustee for Anna Davis, (d) 1,677 shares held by Mr. Speight as custodian for Alex Speight, (e) 1,677 shares held by Mr. Speight as custodian for J. Daniel Speight, III, (f) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (g) 39,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, (h) 13,560 shares issued pursuant to the Company's 401(k) Plan, (i) 99,142 shares subject to options exercisable within 60 days, and (j) 30,000 shares subject to exercisable warrants.

(12) Consists of (a) 150,000 shares held by Mr. Wiley, and (b) 150,000 shares subject to exercisable warrants.

(13) Consists of shares owned of record by Tontine Financial Partners, L.P. ("TFP"), a Delaware limited partnership. Tontine Management, L.L.C. ("TM"), a Delaware limited liability company and the general partner of TFP, and Jeffrey L. Gendell, the managing member of TM, share voting and investment power with TFP with respect to the indicated shares.

(14) Includes (a) 18,373 shares held in the Company's 401(k) Plan, (b) 206,657 shares subject to options exercisable within 60 days, and (c) 684,000 shares subject to exercisable warrants. Ms. Davis, Mr. Holle and Mr. Martin are not currently executive officers of the Company.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the full Board and through joint committees of the Boards of Directors of the Company and its subsidiary bank. The Company's committees include an Audit and Exam Committee, a Benefits and Compensation Committee, and an Executive Committee. During 2001, the Board of Directors held 11 meetings, the Audit and Exam Committee held 2 meetings, the Benefits and Compensation Committee held 11 meetings, and the Executive Committee held 2 meetings. Each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he or she is a member.

     The Audit and Exam Committee is responsible for reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of the Company's internal accounting controls; approving professional services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Until February 2002, the Audit and Exam Committee members were James A. Brett,
H. Speer Burdette, III, Fred A. Durand, III, George Hightower, James W. Johnson, Norman S. Morris and Kelly R. Linch. Messrs. Hightower and Morris were directors of FLAG Bank but not of the Company. In February 2002, the Audit and Exam Committee was reconstituted to include William H. Anderson, III, H. Speer Burdette, III, David B. Dunaway and James W. Johnson.

    The Benefits and Compensation Committee is responsible for setting the compensation and benefits of the executive officers and other employees of the Company and its subsidiaries. Until February 2002, the Benefits and Compensation Committee members were Dr. A. Glenn Bailey, Fred A. Durand, III, John S. Holle, James W. Johnson and J. Daniel Speight. In February 2002, the Benefits and Compensation Committee was reconstituted to include William H. Anderson, III, H. Speer Burdette, III, David B. Dunaway, Joseph W. Evans and James W. Johnson.

     The Executive Committee is authorized, within certain limitations, to exercise all of the authority of the Board of Directors between Board meetings. Among other functions, the Executive Committee reviews, on a monthly basis, the reports of the loans made and savings activities during the preceding month. The Executive Committee also reviews and ratifies any investments made by the Company. Until February 2002, the Executive Committee consisted of H. Speer Burdette, III, Robert G. Cochran, Charles O. Hinely, John S. Holle, James W. Johnson, J. Preston Martin, J. Daniel Speight, Jr. and John W. Stewart, Jr. In February 2002, the Executive Committee was renamed the Executive Management Committee and reconstituted to include Stephen W. Doughty, Joseph W. Evans, Charles O. Hinely, J. Daniel Speight, Jr. and J. Thomas Wiley, Jr.

     The Board of Directors as a whole functions as a nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Section 2.14 of the Bylaws of the Company. See "Shareholders' Proposals for 2002 Annual Meeting" below.

                             Audit Committee Report

     The Audit Committee reports as follows with respect to the audit of the Company's 2001 audited consolidated financial statements.

o The Committee has reviewed and discussed the Company's 2001 audited consolidated financial statements with the Company's management;

o The Committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

o The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

o Based on review and discussions of the Company's 2001 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2001 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

             March 19, 2002               H. Speer Burdette, III, Chairman

                                                   William H. Anderson, III
                                                   David B. Dunaway
                                                   James W. Johnson


Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

Independence of Audit Committee Members

     The Company's Audit Committee is comprised of William H. Anderson, III, H. Speer Burdette, III. David B. Dunaway and James W. Johnson. Each of these members meets the requirements for independence as defined by the applicable Nasdaq Stock Market listing standards.

Director Compensation

     The four non-employee members of the Board of Directors receive $3,000 per quarter, which includes all board meetings and assigned committee meetings for the Company's and FLAG Bank's boards. The Company paid a total of $129,000 in directors' fees in 2001. Directors who are employees of the Company or its subsidiaries do not receive directors' fees.

     The Company's 1994 Directors Stock Incentive Plan (the "Directors Stock Plan"), provides that each person who becomes a director of the Company and who is not an employee of the Company or any of its subsidiaries will be granted an option for the purchase of 5,000 shares of common stock upon the commencement of his or her service as a director. Additionally, the Directors Stock Plan provides that as of each March 1st, starting at March 1, 1995 and ending on March 1, 2004, the non-employee directors as a group will be entitled to receive options to purchase an aggregate of 6,000 shares of common stock if the Company's book value as of the immediately preceding December 31st equals or exceeds 106% of the Company's book value as of the prior December 31st. If the options are granted, the 6,000 shares subject to the options are allocated equally among the non-employee directors. During 2001, James A. Brett and David
B. Dunaway each received an option to purchase 5,000 shares of common stock at an exercise price of $6.76 per share.

     Selected directors of the Company participate in the First Flag Bank Director Indexed Fee Continuation Program and, other selected directors of the Company participate in the Citizens Bank Director Indexed Fee Continuation Program. Both of these programs are now sponsored by FLAG Bank and provide retirement benefits to the participants and death benefits to their designated beneficiaries. Under these programs, predecessors of FLAG Bank purchased split-dollar whole life insurance contracts on the lives of each of the participating directors. FLAG Bank retains the tax-free build-up of cash surrender value in the policies up to the after-tax opportunity costs for premiums paid on the policies. Any remaining earnings from the policies are accrued to deferred compensation liability accounts for the directors. The earnings in a director's account are payable in ten annual installments commencing 30 days following the director's retirement as a director. In the event the insurance contracts fail to produce positive returns, FLAG Bank has no obligation to contribute to the programs. As of December 31, 2001 the cash surrender value of the insurance contracts for all participants, including directors of FLAG Bank who are not directors of the Company, was approximately $4,478,000 and, the expense incurred during 2001 for the benefits was approximately $20,000.

     John R. Hines, Jr. was a participant in The Citizens Bank (Hogansville) Directors Deferred Compensation Plan (The "Hogansville Director Plan"). This plan provides for an annual payment of a benefit for ten years upon the director's retirement or in the event the director dies while he is still serving as a director. Upon the merger of The Citizens Bank with First Flag Bank in February 2000, the Hogansville Director Plan was discontinued. During 2001, FLAG Bank paid benefits of $15,900 to Mr. Hines related to this plan.

Compensation Committee Interlocks and Insider Participation

     During 2001, the Benefits and Compensation Committee of the Board of Directors of the Company consisted of three non-employee directors, Dr. A. Glenn Bailey, Fred A. Durand, III, and James W. Johnson, and two employee directors, John S. Holle, who then served as Chairman of the Board of the Company, and J. Daniel Speight, Jr., who then served as Chief Executive Officer of the Company. Mr. Durand served as Chairman of the Committee. No executive officer of the Company has served as a director or member of the compensation committee of any entity of which Messrs. Bailey, Durand, Holle, Johnson or Speight have served as an executive officer.

     Messrs. Holle and Speight did not participate in compensation discussions affecting themselves or decisions regarding the award of stock-based compensation under the Company's 1994 Employee Stock Incentive Plan. Additionally, Charles O. Hinely, who served as Chief Operating Officer of the Company during 2001, participated in compensation discussions and decisions affecting other executive officers of the Company.

     In February 2002, each of Messrs. Bailey, Johnson, Holle and Speight purchased shares of Company common stock and warrants to purchase Company common stock at an exercise price of $9.10 per share in a private placement. The date of purchase, number of securities purchased and purchase price are indicated below. Each of Messrs. Holle and Speight paid the full amount of the purchase price by means of a promissory note in favor of the Company. Each note bore interest at 4.75% per annum and was payable in 30 days. Each note was repaid in full in March 2002.

                                                                                                          Total
                                            No. of      Price Per         No. of        Price Per       Purchase
Name                        Date            Shares        Share         Warrants        Warrant            Price
----                        ----            ------        -----         --------        -------            -----

Dr. Bailey                 3/5/02           6,000           $9.90           6,000           $1.00         $ 65,400
Mr. Johnson               2/19/02           6,000           $9.10           6,000           $1.00         $ 60,600
Mr. Holle                 2/19/02           6,000           $9.10           6,000           $1.00         $ 60,600
Mr. Speight               2/19/02          30,000           $9.10          30,000           $1.00         $303,000


                   Benefits and Compensation Committee Reports
                            on Executive Compensation

     The Benefits and Compensation Committee (the "Committee") of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and awards stock-based compensation to executive officers and employees of the Company. The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives, including the Chairman, Vice Chairman, Chief Executive Officer, President, and the other named executive officers. In carrying out these responsibilities, the Committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the Committee's decisions are reviewed and approved or ratified by the Board of Directors.

     During 2001, the Benefits and Compensation Committee consisted of Fred A. Durand, III (Chairman), Glenn A. Bailey, John S. Holle, James W. Johnson and J. Daniel Speight, Jr. In February

2002, Messrs. Durand, Bailey and Holle resigned as directors of the Company and the Benefits and Compensation Committee was reconstituted to consist of William
H. Anderson, III, H. Speer Burdette, III, David B. Dunaway, Joseph W. Evans and James W. Johnson. As a result, this report is submitted by Messrs. Johnson and Speight, who are the current members of the Company's Board of Directors who participated in deliberations regarding 2001 executive compensation as members of the Benefits and Compensation Committee.

Base Salaries

     The salaries of the Chairman and Chief Executive Officer are evaluated solely by the Committee (excluding the Chairman and Chief Executive Officer with respect to each of their own salaries). Salaries for the other named executive officers generally are recommended by the Chairman and Chief Executive Officer and reviewed by the Committee. The named executive officers and their salaries were listed in the Summary Compensation Table. In each case, salaries were based principally on a subjective review of the executive's individual performance and degree of experience and were also designed to be competitive with salaries paid to executives in similar positions in financial institutions of comparable asset size.

Annual Incentives

     One of the Committee's objectives in managing executive compensation is to link directly a significant portion of executive pay to Company performance. The other executives received bonuses for 2001 based upon the Company's performance against budget.

Long-term Incentives

     Another major objective of the Committee in managing executive compensation is to reward executives for increasing the value of the Company to its shareholders. The FLAG Financial Corporation 1994 Employees Stock Incentive Plan (the "Plan") accomplishes this objective by providing executives with opportunities to earn and acquire a meaningful ownership interest in the Company. The Committee (excluding employee members) is authorized to make awards of stock options and other stock-based incentives and has the sole authority to select the officers and other key employees to whom awards may be made under the Plan.

     Under the terms of the Plan, it must be administered by a committee of non-employee directors. Accordingly, Messrs. Holle and Speight did not participate in the administration of the Plan, including the granting of awards under the Plan. From time to time, however, Messrs. Holle and Speight made recommendations to the Committee regarding awards of stock-based compensation under the Plan.

     Because the value of stock options and other stock awards is determined by the price of the common stock, the Committee believes these awards benefit stockholders by linking a potentially significant portion of executive pay to the performance of the common stock. In addition, the Plan assists the Company in attracting and retaining key employees and providing a competitive compensation opportunity. Awards to named executives under the Plan for 2001 are disclosed in the "Summary Compensation Table" and "Option Grants in Last Fiscal Year" and were granted based on the Committee's subjective assessment of the executive's contributions to the Company's performance and the degree to which compensation in the form of a long-term incentive was likely to produce improved earnings, return on equity and assets and other measures of Company performance.

Benefits

     In general, the benefit plans provided to key employees, such health care, life insurance, profit sharing and 401(k), are intended to provide an adequate retirement income as well as financial protection against illness, disability or death. Benefits offered to the named executive officers and other executives were substantially the same as those provided to all employees, with some variation.

Compensation of the Chief Executive Officer

     In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy as described in this report, the Company's performance and competitive practices. In 2001, Mr. Speight's salary was increased by $35,000, he earned a bonus totaling $50,000, which was paid in 2002, for his service to the Company, and he was granted 7,500 options. The salary increase was based on the Committee's subjective evaluation of Mr. Speight's individual performance, the bonus was based on the Company performance against budget and the options were granted as an incentive toward continued long-term performance.

Summary

     The Company's executive compensation program encourages executives to manage the Company profitability and to increase the value of the business to the shareholders. The emphasis on annual and long-term incentives is consistent with the Committee's policy of linking pay to performance and increasing shareholder value. The Committee believes this approach provides competitive compensation and is in the best interest of the stockholders. The Committee will continue to monitor the effectiveness of the executive compensation program and will initiate changes as it deems appropriate.

     Submitted by the following members of the 2001 Benefits and Compensation Committee of the Board of Directors of FLAG Financial Corporation.

                  James W. Johnson
                  J. Daniel Speight

                                PERFORMANCE GRAPH



     The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index for the past five years. The Performance Graph assumes reinvestment of dividends, where applicable.



                                PERFORMANCE GRAPH

                Comparison of Five-Year Cumulative Total Returns
                              Performance Graph for
                           FLAG Financial Corporation









                [GRAPHIC- PERFORMANCE GRAPH PLOTTED POINTS BELOW]






                              12/1996   12/1997   12/1998  12/1999   12/2001  12/2001
                              -------   -------   -------  -------   -------  -------
FLAG Financial Corporation    $100.00    204.6     167.0     104.7     80.1    137.2
Nasdaq Stock Market
  (US Companies)              $100.00    122.5     172.7     320.9    193.0    153.1
Nasdaq Bank Stocks            $100.00    167.4     166.4     159.9    182.4    197.5
SIC 6020-6029,6710-6719 US & Foreign

                             EXECUTIVE COMPENSATION

Summary of Compensation

     The following table shows information concerning annual and long term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years indicated of our Chief Executive Officer during 2001 and the four other most highly compensated executive officers who served in such capacities as of December 31, 2001 and who earned over $100,000 in salary and bonus during 2001 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                      Long-Term
                                                  Annual Compensation(2)         Compensation Awards
                                                  ----------------------         -------------------




                                                                                      Securities
Name and                                                                          Underlying Options         All Other
Principal Position(1)              Year        Salary ($)        Bonus ($)          (# of shares)         Compensation (3)
---------------------              ----        ----------        ---------          -------------         ----------------

J. Daniel Speight, Jr.             2001         $250,000         $50,000                 7,500               $11,633
Chief Executive Officer of         2000         $215,000         $86,000                40,000                $8,907
the Company                        1999         $215,000         $50,000                26,250                $8,420


John S. Holle                      2001         $215,000         $43,000                 7,500               $13,041
Chairman of the Board of the       2000         $215,000         $86,000                40,000               $15,146
Company                            1999         $215,000         $50,000                26,250               $13,007


Charles O. Hinely                  2001         $185,000         $32,375                 7,500               $10,580
Executive Vice President and       2000         $160,000         $56,000                61,835                $6,584
Chief Operating Officer of         1999         $160,000         $14,000                21,250                $6,094
the Company


J. Preston Martin                  2001         $158,000          $9,875                   -0-                $8,237
President of the Company           2000         $158,000           $-0-                 14,950                $8,222
                                   1999         $158,000         $77,000                21,250                $7,893


Patti S. Davis
Senior Vice President and          2001         $135,000         $16,875                   -0-                $7,186
Assistant Secretary of the         2000         $125,000         $31,250                17,752                $6,623
Company                            1999         $125,000          $7,813                10,000                $6,618



___________________

(1) As of February 19, 2002, the persons listed below held the following titles:

         J. Daniel Speight, Jr.                   President of the Company and Chairman of FLAG Bank
         John S. Holle                            Chairman of LaGrange Advisory Board
         Charles O. Hinely                        Executive Vice President and Chief Financial Officer of the
                                                  Company and FLAG Bank
         J. Preston Martin                        Vice Chairman of the FLAG Bank Board of Directors
         Patti S. Davis                           Senior Vice President and Assistant Secretary of the Company

(2) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(3) Consists of matching contributions to the Company's Profit Sharing Plan and 401(k) Plan and of insurance premiums for term and other life insurance in the following amounts:


                                                            Profit Sharing/401(k)                   Insurance
         Name                             Year             Matching Contributions                   Premiums
         ----                             ----             ----------------------                   --------
         Mr. Speight                      2001                   $10,500                            $1,133
                                          2000                     7,615                             1,292
                                          1999                     7,167                             1,253

         Mr. Holle                        2001                   $10,500                            $2,541
                                          2000                    10,500                             4,646
                                          1999                    10,000                             3,007

         Mr. Hinely                       2001                    $9,250                            $1,330
                                          2000                     5,333                             1,251
                                          1999                     5,000                             1,094

         Mr. Martin                       2001                    $7,900                              $337
                                          2000                     7,571                               651
                                          1999                     7,242                               651

         Ms. Davis                        2001                    $6,750                              $436
                                          2000                     6,250                               373
                                          1999                     6,250                               368

                        Option Grants in Last Fiscal Year

     The following table provides details regarding stock options granted to the Named Executive Officers in 2001.

                                                                                                Potential Realizable Value
                                                                                                at Assumed Annual Rate of
                                                                                                 Stock Price Appreciation
                                             Individual Option Grants                              for Option Term (3)
                         ------------------------------------------------------------------    -----------------------------

                                                 % of Total
                                    Securities     Options
                                    Underlying   Granted to
                                      Options     Employees   Exercise or
                         Date of      Granted     in Fiscal    Base Price     Expiration
         Name              Grant      (#)(1)      Year (%)     ($/Sh)(2)         Date               5%             10%

J. Daniel Speight, Jr.   8/22/01         7,500      9.00           7.29        8/22/11           $34,385       $87,138
John S. Holle            8/22/01         7,500      9.00           7.29        8/22/11           $34,385       $87,138
Charles O. Hinely        8/22/01         7,500      9.00           7.29        8/22/11           $34,385       $87,138
J. Preston Martin           --              --        --             --           --                  --            --
Patti S. Davis              --              --        --             --           --                  --            --

(1) All of the options were granted under the Company's 1994 Employees Stock Incentive Plan and vest in 25% increments beginning on the first anniversary of the date of grant.

(2) Option holders may pay the exercise price by delivery of already-owned shares. Option holders can pay tax withholding obligations related to exercise of the options by offset of the underlying shares, subject to certain conditions.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of the Company's common stock.


 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                      Number of Securities
                                     Underlying Unexercised                Value of Unexercised
                                   Options at Fiscal Year-End            In-the-Money Options (1)
                             ------------------- ------------------- ---------------- ----------------

  Name                          Exercisable        Unexercisable       Exercisable     Unexercisable
  ----                          -----------        -------------       -----------     -------------

  J. Daniel Speight, Jr.           92,476              63,024            $102,559        $396,092
  John S. Holle                    78,974              64,526            $158,792        $396,108
  Charles O. Hinely                31,636              77,949            $113,492        $492,355
  J. Preston Martin                27,570              32,630            $60,249         $171,496
  Patti S. Davis                   37,188              19,064            $71,801         $132,273

       The Named Executive Officers did not exercise any options in 2001.

  ___________________

(1) Reflects information relating only to options held by the Named Executive Officers with exercise prices that were less than the market value of the Company's common stock ($8.50 per share) at December 31, 2001.

Employment Agreements

         Mr. Speight, Mr. Hinely and Ms. Davis

     On February 21, 2002, the Company entered into amended and restated employment agreements with J. Daniel Speight, Jr., Charles O. Hinely and Patti
S. Davis. Each agreement is substantially the same as the employment agreement previously in effect for each executive, except for changes in the executive's base salary, title and responsibilities, and entitlement to certain "perks" and a provision in each amended and restated agreement providing for a cash payment in the amount of $350,000 for Mr. Speight, $125,000 for Mr. Hinely and $50,000 for Ms. Davis in consideration of his or her execution of the new agreement and the concessions contained therein.

     Each of the employment agreements provides for a term of three years that automatically renews each day after the effective date so that the term remains a three-year term until either party notifies the other that the automatic renewals should discontinue. The agreements provide for an annual salary that is reviewed at least annually by the Board of Directors of the Company. Mr. Speight's initial base salary under his agreement is $250,000, while Mr. Hinely's initial base salary is $185,000 and Ms. Davis' is $135,000. The agreements also provide for the employees to participate in any bonus, stock option or other executive compensation programs available to senior management of the Company. Each employee also received title to his or her company car and is entitled to various "perks" and to participate in all group employee benefit plans. Mr. Speight is also entitled to participate in a deferred compensation program similar to the split dollar insurance provided by the Company during 2001. In addition, Mr. Speight's agreement provides that if the Company reduces or eliminates dividends on its common stock for any quarter during the term of the agreement, Mr. Speight will receive an amount equal to $9,000 less the amount of any dividends he actually receives during the quarter, with the payment to be reduced to reflect the proportionate effect of any reduction in the number of shares he owns during that quarter.

     Each Employment Agreement states that in the event the Company terminates the employee's employment other than for "cause" (as defined in the Employment Agreement) or the employee terminates employment for "cause" or due to a change in control, the employee is entitled to receive a severance payment in a lump sum amount equal to the employee's average monthly compensation multiplied by the number of months remaining in the term of the Employment Agreement. If there are less than twelve months remaining in the term of the Employment Agreement, the employee will receive a lump sum payment of his or her average monthly compensation multiplied by twelve. The employee will also be entitled to receive an amount equal to the COBRA health continuation coverage costs for the employee and his or her dependents during the longer of (a) 12 months, (b) the remaining term of his or her Employment Agreement or (c) the period during which the employee is eligible to continued COBRA coverage from the Company.

     Pursuant to the terms of each Employment Agreement, during the term of the Employment Agreement and for twelve months following the termination of the Employment Agreement, the employee agrees not to compete with the Company or solicit any of its customers or employees. The agreement not to compete and not to solicit customers or employees does not apply if (1) the Company terminates the employee without "cause," (2) the Company experiences a "change in control" (as defined in the Employment Agreement) or (3) the employee terminates the Employment Agreement for "cause."

         Mr. Holle

     John S. Holle, the Company's former Chairman, was a party to an employment agreement with the Company dated as of January 1, 2001. His agreement provided for the same term, base salary, bonus, stock option, termination and change in control provisions as were contained in the other previously existing employment agreements described above. On February 20, 2002, the Company entered into a Cancellation Agreement with Mr. Holle, pursuant to which the provisions of his employment agreement were cancelled, except for the notice provisions, the restrictive covenants and the enforcement provisions thereof. The Cancellation Agreement was amended on March 26, 2002. In settlement of the Company's obligations to Mr. Holle under his employment agreement, the Company: (i) paid to Mr. Holle a lump sum cash payment of $950,000; (ii) transferred to Mr. Holle the title to his company car; (iii) granted Mr. Holle new options to purchase 20,000 shares of common stock at an exercise price of $9.10 per share; and (iv) contributed to a grantor trust established for Mr. Holle's benefit a $250,000 success fee for his cooperation with the Company's transition to a new management team and efforts toward developing the Company's business in the LaGrange, Georgia market.

     The Cancellation Agreement also provides that Mr. Holle will be employed by FLAG Bank as the Chairman of its LaGrange, Georgia Advisory Board and will continue to serve as a director of FLAG Bank. Mr. Holle will receive a base salary of $120,000 and will be entitled to receive an incentive bonus at the discretion of the Bank's Board of Directors. He will be entitled to continue to participate in the Company's deferred compensation program and to receive club dues for a period of two years as well as standard employee benefits during the term of his employment. In the event he voluntarily terminates his employment or his employment is terminated without cause, Mr. Holle will be entitled to receive a lump sum payment representing the base salary to which he would be entitled for a period extending to the two-year anniversary of the date of the Cancellation Agreement. Mr. Holle will be subject to the non-compete and non-solicitation provisions in his original employment agreement if he voluntarily terminates his employment with FLAG Bank. Under those provisions, Mr. Holle agrees not to compete with the Company or FLAG Bank or to solicit any of their customers or employees during his employment and for twelve months following termination.

         Mr. Martin

     The Company entered into a Change in Control Agreement with Mr. Martin dated as of April 1, 2001. This agreement provided for payment of a termination benefit equal to his annual base salary and bonus paid over the previous three fiscal years in the event of Mr. Martin's involuntary termination in connection with a change in control of the Company. It also contains a covenant not to compete with the Company, as well as covenants not to solicit the Company's employees or customers, while employed and for twelve months following termination of employment. On February 19, 2002, the Company entered into a Cancellation Agreement with Mr. Martin, pursuant to which all of the provisions of Mr. Martin's Change in Control Agreement were cancelled. In consideration of such cancellation, Mr. Martin received a lump sum cash payment of $400,000, title of his Company car and ownership of a life insurance policy formerly owned by the Company. The Cancellation Agreement also contains a 24-month covenant not to compete with the Company or to solicit the Company's customers or employees.


                           RELATED PARTY TRANSACTIONS

     In February 2002, certain of the current and former directors and executive officers of the Company purchased shares of Company common stock and warrants to purchase Company common stock at an exercise price of $9.10 per share in a private placement. In accordance with Securities and Exchange Commission regulations, information regarding purchases by members of the 2001 Benefits and Compensation Committee is set forth under "Compensation Committee Interlocks and Insider Participation." For all other directors and executive officers, the date of purchase, number of securities purchased and purchase price are indicated below. Each person listed below paid the full amount of the purchase price by means of a promissory note in favor of the Company. Each note bore interest at 4.75% per annum and was payable in 30 days. Each note was repaid in full in March 2002.

                                                                                                                  Total
                                                     No. of        Price Per       No. of        Price Per       Purchase
Name                                    Date         Shares          Share        Warrants        Warrant         Price
----                                    ----         ------          -----        --------        -------         -----

William H. Anderson, III              2/19/02       150,000          $9.10        150,000          $1.00      $  1,515,000
James A. Brett                        2/19/02         6,000          $9.10          6,000          $1.00      $     60,600
Patti S. Davis                        2/19/02        24,000          $9.10         24,000          $1.00      $    242,400
Stephen W. Doughty                    2/19/02       150,000          $9.10        150,000          $1.00      $  1,515,000
Joseph W. Evans                       2/19/02       150,000          $9.10        150,000          $1.00      $  1,515,000
Charles O. Hinely                     2/19/02        48,000          $9.10         48,000          $1.00      $    484,800
J. Preston Martin                     2/19/02        12,000          $9.10         12,000          $1.00      $    121,200
Thomas L. Redding                     2/19/02        18,000          $9.10         18,000          $1.00      $    181,800
J. Thomas Wiley, Jr.                  2/19/02       150,000          $9.10        150,000          $1.00      $  1,515,000

     Directors, executive officers, principal shareholders of the Company and their affiliates have been customers of FLAG Bank and predecessors from time to time in the ordinary course of business, and additional transactions may be expected to take place in the future. In accordance with applicable federal laws and regulations, all loans by FLAG Bank to these persons are made (1) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, (2) do not involve more than the normal risk of collectibility or embody other unfavorable features, and (3) comply with specified quantitative limits imposed by federal laws and regulations. At December 31, 2001, the aggregate amount of loans and extensions of credit outstanding to these persons was approximately $1,097,000, which represented 2.03% of the total equity capital of the Company.

     None of the loans outstanding at the FLAG Bank or any predecessor of FLAG Bank to directors, executive officers or principal shareholders of the Company at any time during or subsequent to 2001 was or has been on past due or non-accrual status, has been restructured, or is considered by FLAG Bank to be a problem loan.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who beneficially own more than 10% of the Company's common stock, as well as various affiliates of these persons, to file initial reports of ownership and reports of changes in their ownership of the Company's common stock with the Securities and Exchange Commission. Directors, executive officers and persons beneficially owning more than 10% of the Company's common stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) reports they filed. To the Company's knowledge, no person beneficially owned more than 10% of the Company's common stock during 2001. Based solely on its review of the copies of reports received by it and written representations received by it that no other reports were required, the Company believes that during 2001, all of its directors and executive officers complied with applicable Section 16(a) filing requirements.


                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Porter Keadle Moore, LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 2002 and has directed that the appointment be submitted to the shareholders for ratification at the Annual Meeting. Porter Keadle Moore, LLP is being appointed as the Company's independent accountants for the fourth year and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Porter Keadle Moore, LLP, the Board of Directors will reconsider the appointment.

     Audit Fees. In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2001 were approximately $145,724. This figure is based on an estimate provided by our accountants, Porter Keadle Moore, LLP, and includes fees for services that were billed to the Company in fiscal year 2002 in connection with the 2001 fiscal year audit.

     Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2001.

     Other Fees. During fiscal year 2001, the Company was billed $127,375 by its principal accountants for services not described above. These "other fees" were for services including tax compliance and consulting, merger and acquisition consulting services and outsourced internal audit procedures.

     The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

     Representatives of Porter Keadle Moore, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors unanimously recommends that shareholders vote FOR the proposal to ratify the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.



                 SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 15, 2002, to be included in the 2003 proxy materials. A shareholder must notify the Company before January 15, 2003 of a proposal for the 2003 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive such notice prior to January 15, 2003, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.


Stockbridge, Georgia
April 22, 2002
                                   ___________

     The Company's 2001 Annual Report to Shareholders, which include audited financial statements for the Company, has been mailed to shareholders of the Company with these proxy materials. The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                           FLAG FINANCIAL CORPORATION

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING
                                 OF SHAREHOLDERS

     The undersigned hereby appoints Joseph W. Evans and J. Daniel Speight, Jr., and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of FLAG Financial Corporation (the "Company"), which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company, to be held at Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia, on Tuesday, May 28, 2002, at 2:00 p.m., local time, and at any adjournments thereof, as indicated hereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.

1.Election of Directors: Authority for the election of Stephen W. Doughty and James W. Johnson as Class II directors, each to serve until the 2005 Annual Meeting of Shareholders or until their sucessors are elected and qualified.

                                With-           For All
                For             hold            Except
                [_]              [_]              [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. Ratification of Appointment of Independent Accountants: Authority to ratify the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

                For             Against         Abstain
                [_]               [_]             [_]

 Please check box if you plan to attend the Annual Meeting.   [_]





     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THEELECTION OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2. If any other business is presented to a vote of the shareholders at the Annual Meeting, this proxy card will be voted by the proxies in their best judgement. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

          Please be sure to sign and date this Proxy in the box below.
              ___________________________________________________
                                      Date


              ___________________________________________________
                             Shareholder sign above


              ___________________________________________________
                         Co-holder (if any) sign above

          => Detach above card, mark, date, sign and mail in postage =>
                             paid envelope provided.

                           FLAG FINANCIAL CORPORATION

     If the above signed elects to withdraw this proxy on or before the time of the Annual Meeting or any adjournments of the Annual Meeting and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the above signed to withdraw this proxy, then the power of the proxies shall be terminated and of no further force and effect. If the above signed withdraws this proxy in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the above signed may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the above signed as of the record date for the Annual Meeting.

     Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                               PLEASE ACT PROMPTLY
                  MARK, DATE, SIGN & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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